Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-121051) pertaining to the Gramercy Capital Corp. Equity Incentive Plan, and
(ii)	Registration Statement (Form S-8 No. 333-149838) pertaining to the Gramercy Capital Corp. 2008 Employee Stock Purchase Plan;

of our reports dated March 15, 2012 with respect to the consolidated financial statements and schedules of Gramercy Capital Corp., and the effectiveness of internal control over financial reporting of Gramercy Capital Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

New York, New York
March 15, 2012